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                                                                    EXHIBIT 8(c)

[SUTHERLAND ASBILL & BRENNAN LLP]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

    We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 9 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through ML of New York Variable Life Separate Account II of ML Life Insurance Company of New York (File No. 33-51702). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

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                                              /s/ SUTHERLAND ASBILL & BRENNAN LLP
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                                              SUTHERLAND ASBILL & BRENNAN LLP
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Washington, D.C.
April 26, 2000